Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State of FORMATION
IREIT Athens Eastside, L.L.C.	Delaware
IREIT Branson Hills, L.L.C.	Delaware
IREIT Branson Hills Plaza – T, L.L.C.	Delaware
IREIT Brooks DG, L.L.C.	Delaware
IREIT Conyers Heritage, L.L.C.	Delaware
IREIT Coral Springs North Hills, L.L.C.	Delaware
IREIT Daleville DG, L.L.C.	Delaware
IREIT DG SPE II Member, L.L.C.	Delaware
IREIT DG SPE Member, L.L.C.	Delaware
IREIT East Brewton DG, L.L.C.	Delaware
IREIT Flowood Dogwood, L.L.C.	Delaware
IREIT Fresno El Paseo, L.L.C.	Delaware
IREIT Frisco Marketplace, L.L.C.	Delaware
IREIT Frisco Marketplace Outlot, L.L.C.	Delaware
IREIT Harvest Square, L.L.C.	Delaware
IREIT Hot Springs Fairgrounds, L.L.C.	Delaware
IREIT Jacksonville Richlands, L.L.C.	Delaware
IREIT Kansas City Burlington Creek, L.L.C.	Delaware
IREIT Katy Green Tree, L.L.C.	Delaware
IREIT LaGrange Hamilton DG, L.L.C.	Delaware
IREIT LaGrange Wares Cross DG, L.L.C.	Delaware
IREIT Lake St. Louis Hawk Ridge, L.L.C.	Delaware
IREIT Lawrence Iowa Street, L.L.C.	Delaware
IREIT Layton Pointe, L.L.C.	Delaware
IREIT Little Rock Midtowne, L.L.C.	Delaware
IREIT Little Rock Park Avenue, L.L.C.	Delaware
IREIT Louisville Dixie Valley, L.L.C.	Delaware
IREIT Lynchburg Lakeside, L.L.C.	Delaware
IREIT Madisonville DG, L.L.C.	Delaware
IREIT Mansfield Pointe, L.L.C.	Delaware
IREIT Maryville DG, L.L.C.	Delaware
IREIT Milford Marketplace, L.L.C.	Delaware
IREIT Mobile Moffett DG, L.L.C.	Delaware
IREIT MS Mezz TRS, LLC	Delaware
IREIT MS TRS, LLC	Delaware

8066619v2

SUBSIDIARIES OF THE REGISTRANT

IREIT Nampa Treasure Valley, L.L.C.	Delaware
IREIT Neenah Fox Point, L.L.C.	Delaware
IREIT Newington Fair, L.L.C.	Delaware
IREIT Newport DG, L.L.C.	Delaware
IREIT Newport News Tech Center, L.L.C.	Delaware
IREIT North Myrtle Beach Coastal North, L.L.C.	Delaware
IREIT Ocean Isle Beach Landing, L.L.C.	Delaware
IREIT Olive Branch Wedgewood, L.L.C.	Delaware
IREIT Papillion Market Pointe, L.L.C.	Delaware
IREIT Pittsburgh Settlers Ridge, L.L.C.	Delaware
IREIT Plaistow Pentucket, L.L.C.	Delaware
IREIT Pleasant Prairie Plaza, L.L.C.	Delaware
IREIT Pleasant Prairie Ridge, L.L.C.	Delaware
IREIT Pleasant Prairie Ridge Outlot, L.L.C.
IREIT Prattville Legends, L.L.C.	Delaware
IREIT Robertsdale DG, L.L.C.	Delaware
IREIT Shoppes at Branson Hills – K, L.L.C.	Delaware
IREIT Shreveport Regal Court, L.L.C.	Delaware
IREIT Shrewsbury White City, L.L.C.	Delaware
IREIT South Jordan Oquirrh Mountain, L.L.C.	Delaware
IREIT Stevens Point Pinecrest, L.L.C.	Delaware
IREIT TRS, LLC	Delaware
IREIT Turlock Blossom Valley, L.L.C.	Delaware
IREIT Valley DG, L.L.C.	Delaware
IREIT West Bend Main, L.L.C.	Delaware
IREIT West Valley City Lake Park, L.L.C.	Delaware
IREIT Wetumpka DG, L.L.C.	Delaware
IREIT Wilson Marketplace, L.L.C.	Delaware
IREIT Yorkville Marketplace, L.L.C.	Delaware
RE Income Omaha Whispering Ridge, L.L.C.	Delaware

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